Exhibit 28h(17) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

EXHIBIT A
To the Financial Administration and Accounting Services Agreement
(revised as of 3/31/10)
Money Market Obligations Trust:
Tax-Free Money Market Fund